SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CATHERINE STORES

          GAMCO INVESTORS, INC.
                                12/22/99           10,000            20.8125
                                12/21/99            5,000            20.7813
                                12/20/99           13,000            20.7861
          GABELLI ASSOCIATES FUND
                                12/22/99           10,400            20.8125
                                12/21/99           10,000            20.7813
                                12/20/99           25,200            20.7813

























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.